Exhibit 99.1

Ribbon Communications Inc.	RBBN	Q1 2019 Earnings Call	May 2, 2019
Company▲	Ticker▲	Event Type▲	Date▲

• PARTICIPANTS

Corporate Participants

Daryl Edward Raiford — Chief Financial Officer & Executive Vice President, Ribbon Communications Inc.

Franklin W. Hobbs — President, Chief Executive Officer & Director, Ribbon Communications Inc.

Other Participants

Mark Kelleher — Analyst, D.A. Davidson

• MANAGEMENT DISCUSSION SECTION

Operator:  Greetings, and welcome to the Ribbon Communications First Quarter 2019 Earnings Call. During the presentation, all participants will be in a listen-only mode. Afterwards, we’ll conduct a question-and-answer session. [Operator Instructions] As a reminder, this conference is being recorded, Thursday, May 2, 2019.

It’s my pleasure to now turn the conference over to Daryl Raiford, the CFO of Ribbon Communications. Please go ahead.

Daryl Edward Raiford, Chief Financial Officer & Executive Vice President, Ribbon Communications, Inc.

Thank you, and good afternoon, and welcome to Ribbon’s first quarter 2019 financial results conference Call. I’m Daryl Raiford, CFO of Ribbon and on the call with me today is Fritz Hobbs, our President and CEO. Today’s call is being webcast live on our Investor Relations website at ribboncommunications.com. Both our press release and our supplemental data are currently available on our website. Shortly after the call, a recording of this call will be available.

I’d like to remind you that during this call, we may make certain forward-looking statements. Such statements are based on our current expectations, forecast and/or assumptions regarding Ribbon’s business, financial results, growth, anticipated benefits from acquisitions, stock repurchases and other opportunities in the marketplace that include risk and uncertainties that could cause actual results to differ materially from the statements discussed today.

Any forward-looking statements are qualified in their entirety by cautionary statements contained in Ribbon’s most recent Annual Report on Form 10-K. While we may elect to update or revise forward-looking statements at some point, we specifically disclaim any obligation to do so.

Unless otherwise indicated, all results discussed are on a non-GAAP basis. Statements about profitability refer to adjusted EBITDA unless otherwise indicated. Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment as reported on a GAAP basis. A reconciliation of GAAP to non-GAAP results may be found in our press release and within the supplemental data on our Investor Relations website.

And now, I’d like to turn the call over to Fritz.

Franklin W. Hobbs, President, Chief Executive Officer & Director, Ribbon Communications, Inc.

Thank you, Daryl, and good afternoon to everyone on the call. I’ll begin with a review of our results for the first quarter along with some of our key achievements. I will then proceed to provide an update on our outlook for the remainder of the year before turning the call over to Daryl for a more detailed review of our financial performance and outlook.

Our first quarter results were in line with our internal projections. Non-GAAP revenue was $122 million as compared to $135 million in the comparable quarter a year ago. Adjusted EBITDA was breakeven as compared with the $1 million we reported in last year’s first quarter. As we detailed on our fourth quarter 2018 earnings call, we expected to experience more revenue seasonality in the first half 2019 as compared to last year, and during the first quarter service provider sales tracked to this expectation.

Our service provider business is experiencing headwinds, both from challenges our customers are experiencing in their businesses as well as the expected timing of completion of our project deployments for these customers. However over the past six quarters, we’ve taken significant cost reduction actions. We streamlined our product portfolio and organization while continuing to invest in software virtualization. As a result, despite lower revenue in this past quarter, our significantly improved cost structure coupled with an increased mix of high margin software resulted in stable non-GAAP gross margins and adjusted EBITDA margins year-over-year.

In addition, we continued to make solid progress on building a strong pipeline for our core software solutions for both network transformation and session software while ramping up our cloud offerings. This quarter, we saw an increase in our product revenue for our session solutions, while we experienced softer demand for our network transformation solutions.

I’d like to quickly review some of the key achievements during the first quarter. We continue to invest in our core products and have several key wins to report within session solutions. A large mobile service provider in Asia continued to expand its network capacity with Ribbon session software solutions. A leading service provider in Japan chose Ribbon session software for interconnecting networks and voice traffic. We now have five major service providers’ customers utilizing, and multiple channel partners selling our products in the Japanese market. Three major service providers continue to deploy Ribbon’s edge solutions to their respective business customers that enable them to optimize enterprise application performance and enhance the end users’ quality of experience for unified communications. We expanded our enterprise edge portfolio in Canada to Juxto, who is utilizing our cloud to edge subscription-based solution to provide EdgeMarc software and services needed to deliver UC at scale. This moves forward our plans to market Edgewater products beyond the United States.

In terms of network transformation solutions, Vodafone New Zealand selected Ribbon solutions and services for a two-year network transformation project to modernize its network. A large U.S. based service provider customer continued to modernize its network through a multi-year program using Ribbon services and solutions. This customer also connected, continued to expand Ribbon’s special deployments for network interconnects.

We saw encouraging developments during the first quarter involving some of the world’s largest telecom providers that validate the progress we’re making with our cloud solution. Some key highlights include AT&T launched its AT&T API marketplace built on the Kandy Cloud platform, enabling AT&T to offer turnkey applications and self-serviced APIs for developers to create custom applications. AT&T is leveraging our Kandy Cloud’s white label CPaaS capabilities.

KPN, a leading telecom provider in the Netherlands, is also using Kandy Cloud CPaaS to offer web-based voice and video capabilities in its new API store.

[indiscernible] (00:06:42) multinational telecommunications service provider headquartered in the United Arab Emirates selected our Kandy Cloud platform to launch cloud and web-based UCaaS to both small and medium businesses as well as large enterprises. In addition, Kandy Cloud won the best new product award in the 2019 Channel Partners Conference & Expo last month in Vegas.

Within security, we are currently integrating our recent acquisition of Anova’s data analytics technology into our overall Ribbon Protect security and analytics product offerings and are seeing strong support from our service provider customers for these capabilities.

I’d now like to turn to our outlook for the remainder of the year. We believe the underlying service provider market will remain challenged in the second half of 2019, and from what we are seeing, both in terms of market conditions and our order timing for large never transformation opportunities, we believe it is appropriate to remain cautious with respect to revenue growth of the service provider business in the back half of the year.

Accordingly, we are narrowing our company adjusted EBITDA guidance for 2019 to approximately $100 million. We continue to believe that Ribbon remains well-positioned within the service provider space. Our revenue from sales of software continues to represent over 40% of our product revenue. The pipeline for our fully virtualized session, applications, security and cloud-based software products continues to steadily grow.

Our competitive market position was further validated last month and we were recognized as the market share leader for Session Border Controllers in the fourth quarter of 2018 by the independent market research firm of Exact Ventures with a 20% market share by revenue. This represents the first measurement period Ribbon has been ranked as the number one global market share leader in this category. Having demonstrated our ability to take share in the challenged market, I believe Ribbon will be well-positioned to disproportionately benefit from an improvement in service provider market conditions.

Before I turn the call over to Daryl, I’d like to address several additional subjects. First, today, we’ve announced our board has authorized a $75 million two-year stock repurchase program. As I’ve repeatedly said, we are committed to creating value for our shareholders. We intend to balance return of capital to shareholders with the strategic investments in areas we believe will grow our addressable market and scale.

Second, we announced last Thursday that we reached an agreement with Metaswitch that resolves our prior litigation. Metaswitch has agreed to pay $63 million, of which $37.5 million will be paid in the second quarter of 2019 and $25.5 million over three annual installments. We also expect to cross-license certain patents that we and Metaswitch own. We are pleased to have resolved this matter.

And finally, I’m pleased to note that earlier this week we hosted Perspectives19. Ribbon’s four-day customer and trade event in Washington D.C. with over 700 customer representatives and thought leaders from 33 countries in attendance. The energy and market enthusiasm at the event were remarkable. I was thrilled to have the opportunity to meet so many of our customers and would like to extend a special thanks for their continued support of Ribbon. This is the 10th consecutive year of hosting Perspectives and we are pleased to have achieved record participation.

With that let me now turn the call over to Daryl.

Daryl Edward Raiford, Chief Financial Officer & Executive Vice President, Ribbon Communications, Inc.

Thank you, Fritz. As a reminder, the slides on our Investor Relations website have the details regarding our historical financial performance. I’d encourage you to find these materials on our IR website. We utilized various metrics to assess the performance of our business. Not all these metrics are GAAP metrics, and where our internal metrics are non-GAAP, we both provide these during the call to help explain our performance and provide a reconciliation of GAAP to non-GAAP results in our press release and within the supplemental data on our Investor Relations website.

When I refer to non-GAAP in conjunction with the financial metric, these financial metrics exclude the effect of the purchase accounting and other items detailed in our earnings materials. Turning to the first quarter, Ribbon produced a solid financial performance that was in line with our internal expectations. In summary, our first quarter 2019 non-GAAP financial results were as follows.

Total non-GAAP revenue was $122 million. Gross margin was 57%, operating expenses were $72 million, loss per share was $0.05, adjusted EBITDA was breakeven. Both Verizon and AT&T were greater than 10% customers in the first quarter of 2019. We grew enterprise sales to 31% of our GAAP product revenue in the first quarter, as compared to 14% in first quarter 2018 resulting from our strategic investment in the enterprise edge market.

Sales of session software solutions grew to 65% of product revenue in first quarter. Sales of network transformation solutions represented 29% of product revenue in the first quarter, lower than a year ago due to order timing and higher sales experienced in Asia last year. Applications and security sales were 6% of the product revenue.

Turning to the balance sheet, cash and investments were $46 million at March 31, which was down slightly from $51 million at the end of the fourth quarter of 2018. Borrowings under our revolving line of credit were $57 million.

In the quarter, we generated free cash flow of $16 million, driven by improved working capital, compared to $2 million a year ago, and $12 million in fourth quarter of 2018.

In March, we agreed to accelerate the future payments of deferred consideration for the Edgewater acquisition and to reduce the amount of that remaining consideration to an aggregate of $22 million. We recognized $8 billion of non-operating income during the quarter resulting from the lower deferred payment amount, which we excluded from our non-GAAP financial results.

On Monday of this week, we amended and extended our credit facility. Our facility now provides a $150 million committed availability up from $100 million previously comprised of a $50 million term-loan and a $100 million revolving line of credit.

The amended facility provides for lower interest costs and has a five-year term. Concurrent with entering into the amendment, Ribbon retired is $25 million of 10% acquisition debt. Our revised capital structure is projected to be accretive to EPS through lower borrowing costs, and to provide increased flexibility for working capital needs, funding future potential acquisitions and funding the stock repurchase plan.

As Fritz noted in his remarks, we have narrowed our full-year adjusted EBITDA guidance to approximately $100 million, which represents a nearly 20% increase over 2018. Our adjusted EBITDA guidance continues to be predicated on non-GAAP low-single-digit annual year-over-year year revenue growth. This guidance does not take into account the benefit of the anticipated $63 million in payments related to the recently resolved litigation matter as we’re currently evaluating the accounting treatment of such payments.

That concludes our formal remarks. I want to thank all of you for your continued support of Ribbon. At this time, I’d like to turn the call over to the operator for questions. Operator?

• QUESTION AND ANSWER SECTION

Operator:  Thank you very much. [Operator Instructions] Okay. And our first question is from Mark Kelleher with D.A. Davidson. That line is open.

<Q — Mark Kelleher — D.A. Davidson>: Great. Thanks for taking the questions. Wanted to start with the commentary on the weaker service provider environments. Can you just tell us a little bit about what type of visibility you have? We kind of started out the same way last year and it did come roaring back in the back half of the year, but can you just refresh our memory on how you get your visibility and build that pipeline?

<A — Fritz Hobbs — Ribbon Communications, Inc.>: Well, we’re regularly talking with the clients. I would say — I wouldn’t be as confident about the back half as we were last year, but it still looks stronger. We continue to believe we’re going to follow the same pattern. It’s hard to get a feel on just how strong it is because it started off pretty soft.

<A — Daryl Raiford — Ribbon Communications, Inc.>: Our view on linear direct now will have just a couple of points less than this time last year in terms of percent of total revenue for the quarter, but we do believe that looking at our forecast and our visibility that the linearity will improve and those couple of points will be made up in the fourth quarter.

<Q — Mark Kelleher — D.A. Davidson>: Okay. And you’ve got a pretty good enterprise business ramping, I think you said 31% of product revenue. Is that right?

<A — Daryl Raiford — Ribbon Communications, Inc.>: That’s correct.

<Q — Mark Kelleher — D.A. Davidson>: Does that have less visibility than your service provider revenue?

<A — Daryl Raiford — Ribbon Communications, Inc.>: The enterprise business is more exposed to market demands and the enterprise book ship business. We go to market through our large service provider partners, who’re servicing their small, medium enterprise and large institutional enterprise business. So, we fulfill through them. We do work with them on demand planning quite well, but that generally moves out about six to eight months in advance.

<Q — Mark Kelleher — D.A. Davidson>: Okay. And geographically, what were you seeing in Europe in particular? In EMEA, you had a lot of reports that’s weaker than usual?

<A — Daryl Raiford — Ribbon Communications, Inc.>: This time last year, North America and Japan were improved for us both as a company and in the service provider business. Europe was particularly weaker in the service provider space. And in Asia, we were lower year-over-year, quarter-to-quarter. We had in network transformation solutions within Asia. We deployed a large order in the first quarter of last year that is now in terms of our pipeline scheduled more towards the second half this year.

<Q — Mark Kelleher — D.A. Davidson>: Okay. And then just on Metaswitch, just to make sure I understand it, that’s not in the courts, that’s not a legal action, that’s been settled, right. There’s no appeal, they’re going to pay that? Just to make sure I understand it.

<A — Daryl Raiford — Ribbon Communications, Inc.>: We did enter into a binding agreement on last week as we disclosed in the 8-K. We do expect to receive $63 million in total payments of which $37.5 million will be received in the second quarter. And then the balance, $25.5 million will be received in three equal installments over the next three years.

<Q — Mark Kelleher — D.A. Davidson>: Okay. Great. Thanks.

<A — Daryl Raiford — Ribbon Communications, Inc.>: Thank you.

Operator:  We have no further questions at this time. I’ll turn the call back to you.

Daryl Edward Raiford, Chief Financial Officer & Executive Vice President, Ribbon Communications, Inc.

Thank you, then. In summary, we’d like to say we remain focused on managing the business to improve efficiencies and increase our cash flow. At Ribbon, we continue to expand our market share position, and our new product introductions in application and security are gaining traction. So, we do believe that service providers and enterprise transition to software-centric solutions that Ribbon is very well-positioned to capture additional market share and disproportionally benefit. We’re very grateful for everyone joining the call today and your interest in Ribbon, and we’ll speak with you next quarter.

Operator:  That does conclude your conference call for today. We thank everyone for participating, and you may now disconnect.